Exhibit 99.1

Brightcove Announces Financial Results for First Quarter 2012

•    Revenue of $19.9 million, up 53% year-over-year

•    4,254 customers at end of first quarter, up 49% year-over-year

•    Raised $55 million through successful completion of IPO

BOSTON, Mass. (May 3, 2012) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud-based solutions for publishing and distributing professional digital media, today announced financial results for the first quarter ended March 31, 2012.

“We are pleased to announce strong financial results, highlighted by 53% revenue growth year-over-year, in our first quarter as a public company,” said Jeremy Allaire, Chairman and Chief Executive Officer of Brightcove. “Brightcove continues to expand its market share leadership position, and we believe the company is well positioned at the center of multiple powerful growth trends – video, mobile, cloud and social.”

Allaire added, “This is a major milestone for our company that helps expand awareness that companies of all sizes and across verticals are increasingly adopting online video platforms and launching mobile content applications. With the proceeds from our IPO, we have greater resources to execute our growth strategy and expand our market leadership position.”

First Quarter 2012 Financial Highlights:

Revenue: Total revenue for the first quarter of 2012 was $19.9 million, an increase of 53% compared to $13.1 million for the first quarter of 2011. Subscription and support revenue was $18.8 million, an increase of 51% compared with $12.5 million for the first quarter of 2011. Professional services and other revenue was $1.1 million, an increase of 90% compared to $0.6 million for the first quarter of 2011.

Gross Profit: Gross profit for the first quarter of 2012 was $13.6 million, compared to $8.7 million for the first quarter of 2011. Non-GAAP gross profit for the first quarter of 2012 was $13.6 million, representing a year-over-year increase of 56% and a non-GAAP gross margin of 68%.

Operating Loss: Loss from operations was $3.2 million for the first quarter of 2012, compared to a loss of $4.4 million for the first quarter of 2011. Non-GAAP loss from operations, which excludes stock-based compensation expense, was $2.3 million for the first quarter of 2012, an improvement compared to a non-GAAP loss of $3.4 million during the first quarter of 2011.

Net Loss: Net loss attributable to common stockholders was $4.3 million, or $0.27 per basic and diluted share, for the first quarter of 2012. This compares to a net loss attributable to common stockholders of $5.8 million, or $1.22 per basic and diluted share, for the first quarter of 2011.

Non-GAAP net loss attributable to common stockholders, which excludes stock-based compensation expense and the accretion of dividends on redeemable convertible preferred stock, was $2.6 million for the first quarter of 2012, or $0.17 per basic and diluted share, compared to a non-GAAP net loss of $3.4 million for the first quarter of 2011, or $0.72 per basic and diluted share.

Balance Sheet and Cash Flow: As of March 31, 2012, Brightcove had $60.6 million of cash and cash equivalents, an increase from $17.2 million at December 31, 2011. The increase in cash was due to the company’s initial public offering, which generated net proceeds of $54.6 million. Net proceeds from the company’s initial public offering are net of related costs of $4.2 million, of which $2.3 million were paid during fiscal 2011. The Company used $7.0 million of the net proceeds to pay down outstanding debt.

Brightcove used $2.8 million in cash from operations and invested $3.7 million in capital expenditures, leading to the use of free cash flow of ($6.5) million for the first quarter of 2012. Free cash flow was ($4.3) million for the first quarter of 2011.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other First Quarter and Recent Highlights

•	Added 264 Express customers and 118 Premium customers during the quarter, including Allianz France, Pfizer International Operations, Toyota and Starwood Hotels & Resorts.

•	Successful initial public offering raised $54.6 million in net proceeds through the sale of 5,750,000 million shares of common stock.

•

Unveiled a major new release of Brightcove App Cloud, which adds new cloud services for intelligent cross-platform push notifications and content-level analytics that are intended to enable app owners to more easily engage their installed base, track campaign effectiveness, and identify their most impactful content.

•

Announced that NBC chose the Brightcove App Cloud content app platform to support the first-ever Emmy screener app for iPad, NBCU Screen It. With App Cloud, NBC was able to quickly roll out a powerful native iOS app for the iPad that can also be easily extended to other iOS and Google Android devices in the future.

•

Announced the Brightcove Content Exchange, which enables Video Cloud media customers to access libraries of third-party video content and to execute advertising strategies around licensed content. Third-party video content libraries that are making their content accessible include AOL Video, Diagonal View, Internet Video Archive, NewsLook, ScreenPlay Inc., and Touchstorm.

Business Outlook

Based on information as of today, May 3, 2012, the Company is issuing the following financial guidance:

Second Quarter 2012*: The Company expects revenue to be $19.5 million to $19.9 million, and non-GAAP operating loss to be $3.5 million to $3.8 million. Assuming approximately 27.3 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.13 to $0.14. The Company’s non-GAAP results exclude an estimated $1.2 million of stock-based compensation expense. GAAP net loss per basic and diluted share is expected to be $0.18 to $0.19.

Full Year 2012*: The Company expects revenue to be $81.0 million to $82.5 million, and non-GAAP operating loss to be $10 million to $11 million. Assuming approximately 24.6 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.44 to $0.48. The Company’s non-GAAP results exclude an estimated $5.2 million of stock-based compensation expense and $0.7 million of accrued dividends related to our converted preferred stock. GAAP net loss per basic and diluted share is expected to be $0.69 to $0.73.

* Brightcove’s non-GAAP results exclude stock-based compensation expense and the accretion of dividends on redeemable convertible preferred stock

Conference Call Information

Brightcove will host a conference call today, May 3, 2012, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 391653. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud content services, provides a family of products used to publish and distribute the world’s professional digital media. The company’s products include Brightcove Video Cloud, the market-leading online video platform, and Brightcove App Cloud, a pioneering content app platform. More than 4,200 customers in over 50 countries rely on Video Cloud to build and operate media experiences across PCs, smartphones, tablets and connected TVs. For more information, visit http://www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2012 and the full year of 2012, our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses, our limited operating history; expectations regarding the widespread adoption of customer demand for our Video Cloud and App Cloud products; our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry, our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in the Company’s final prospectus related to its initial public offering filed pursuant to Rule 424b under the Securities Act with the Securities and Exchange Commission on February 17, 2012, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings . We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP loss from operations, non-GAAP net loss and non-GAAP basic and diluted net loss per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense and the accretion of dividends on redeemable convertible preferred stock.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Kristin Leighton

Brightcove, Inc

kleighton@brightcove.com

617-245-5094

Brightcove Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

(unaudited)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$60,647	$17,227
Accounts receivable, net of allowance	15,946	14,693
Prepaid expenses and other current assets	3,894	3,334

Total current assets	80,487	35,254
Property and equipment, net	8,939	6,079
Goodwill	2,372	2,372
Deferred initial public offering costs	—	2,544
Restricted cash	233	233
Other assets	509	856

Total assets	$92,540	$47,338

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$1,226	$2,026
Accrued expenses	8,793	8,773
Current portion of long-term debt	—	833
Deferred revenue	14,353	13,418

Total current liabilities	24,372	25,050
Deferred revenue, net of current portion	392	354
Long-term debt	—	6,167
Other liabilities	85	77
Redeemable convertible preferred stock warrants	—	424

Total liabilities	24,849	32,072
Redeemable convertible preferred stock	—	120,351
Stockholders' Equity (Deficit):
Common stock	27	5
Additional-paid-in-capital	161,911	—
Accumulated other comprehensive income	856	1,056
Accumulated deficit	(96,263)	(107,254)

Total stockholders’ equity (deficit) attributable to Brightcove Inc.	66,531	(106,193)
Non-controlling interest in consolidated subsidiary	1,160	1,108

Total stockholders’ equity (deficit)	67,691	(105,085)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$92,540	$47,338

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue:
Subscription and support revenue	$18,836	$12,492
Professional services and other revenue	1,108	582

Total revenue	19,944	13,074
Cost of revenue: (1)
Cost of subscription and support revenue	5,195	3,279
Cost of professional services and other revenue	1,169	1,097

Total cost of revenue	6,364	4,376

Gross profit	13,580	8,698

Operating expenses: (1)
Research and development	4,177	3,443
Sales and marketing	9,008	6,966
General and administrative	3,637	2,725

Total operating expenses	16,822	13,134

Loss from operations	(3,242)	(4,436)
Other (expense) income, net	(264)	122

Loss before income taxes and non-controlling interest in consolidated subsidiary	(3,506)	(4,314)
Provision for income taxes	29	32

Consolidated net loss	(3,535)	(4,346)
Net income attributable to noncontrolling interest in consolidated subsidiary	(51)	(69)

Net loss attributable to Brightcove Inc.	(3,586)	(4,415)
Accretion of dividends on redeemable convertible preferred stock	(733)	(1,410)

Net loss attributable to common stockholders	$(4,319)	$(5,825)

Net loss per share attributable to common stockholders—basic and diluted	$(0.27)	$(1.22)

Weighted-average shares —basic and diluted	15,843	4,758

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	20	10
Cost of professional services and other revenue	22	24
Research and development	81	86
Sales and marketing	252	255
General and administrative	572	615

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Operating activities
Net loss	$(3,535)	$(4,346)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	824	696
Stock-based compensation	947	990
Change in fair value of warrants	(28)	(3)
Provision for reserves on accounts receivable	67	20
Amortization of deferred financing costs	44	—
Loss on disposal of equipment	83	—
Changes in assets and liabilities:
Accounts receivable	(1,376)	(222)
Prepaid expenses and other current assets	(599)	(1,301)
Other assets	299	115
Accounts payable	(636)	115
Accrued expenses	135	(182)
Deferred revenue	1,006	927

Net cash used in operating activities	(2,769)	(3,191)

Investing activities
Purchases of property and equipment	(3,742)	(1,103)
Capitalization of internal-use software costs	(24)	(105)
Decrease in restricted cash	—	9

Net cash used in investing activities	(3,766)	(1,199)

Financing activities
Proceeds from exercise of stock options	181	24
Repayments under term loan	(7,000)	—
Proceeds from issuance of common stock in connection with initial public offering, net of offering costs	56,923	—

Net cash provided by financing activities	50,104	24

Effect of exchange rate changes on cash	(149)	(1)

Net increase (decrease) in cash and cash equivalents	43,420	(4,367)
Cash and cash equivalents at beginning of period	17,227	20,341

Cash and cash equivalents at end of period	$60,647	$15,974

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations and GAAP Net Loss to

Non-GAAP Gross Profit, Non-GAAP Loss From Operations and Non-GAAP Net Loss

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2012	2011
GROSS PROFIT:
GAAP gross profit	$13,580	$8,698
Stock-based compensation expense	42	34

Non-GAAP gross profit	$13,622	$8,732

LOSS FROM OPERATIONS:
GAAP loss from operations	$(3,242)	$(4,436)
Stock-based compensation expense	947	990

Non-GAAP loss from operations	$(2,295)	$(3,446)

NET LOSS:
GAAP net loss attributable to common stockholders	$(4,319)	$(5,825)
Stock-based compensation expense	947	990
Accretion of dividends on redeemable convertible preferred stock	733	1,410

Non-GAAP net loss attributable to common stockholders	$(2,639)	$(3,425)

GAAP basic and diluted net loss per share attributable to common stockholders	$(0.27)	$(1.22)

Non-GAAP basic and diluted net loss per share attributable to common stockholders	$(0.17)	$(0.72)

Shares used in computing GAAP and Non-GAAP basic and diluted net loss per share attributable to common stockholders	15,843	4,758